Exhibit 23.1







                         INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement of The Quizno's Corporation and Subsidiaries on Form S-8 of our report dated February 28, 1997 appearing in the annual report on Form 10-KSB of The Quizno's Corporation and Subsidiaries for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




     /s/Ehrhardt  Keefe  Steiner  &  Hottman  PC
     Ehrhardt  Keefe  Steiner  &  Hottman  PC


January  29,  1998
Denver,  Colorado